BORGWARNER INC.
NAME OF SUBSIDIARY*

BorgWarner TorqTransfer Systems Inc.
     BorgWarner Powdered Metals Inc.
     BorgWarner South Asia Inc.
          Divgi-Warner PVT Limited
          Huazhong (Automotive) Transmission Company, Ltd.
          Borg-Warner Shenglong (Ningbo) Co. Ltd.
          BorgWarner TorqueTransfer Systems Korea Inc.
     BorgWarner Diversified Transmission Products Inc.
BorgWarner Air/Fluid Systems Inc.
     BorgWarner Air/Fluid Systems of Michigan Inc.
     BorgWarner Air/Fluid Systems Holding Inc.
          Borg-Warner Automotive Air/Fluid Systems Europe SAS
            Borg-Warner Automotive Air/Fluid Systems,Tulle SA
BorgWarner Cooling Systems Inc.
     BorgWarner Cooling Systems of Michigan Inc.
BorgWarner Morse TEC Inc.
     BorgWarner Canada Inc.
     BorgWarner Japan Inc.
          Borg-Warner Automotive K.K.
     Borg-Warner Automotive Taiwan Co., Ltd.
     BorgWarner Morse TEC Mexico S.A. de C.V.
     Morse TEC Europe Sp.A
Borg-Warner Automotive Foreign Sales Corporation
BorgWarner Transmission Systems Inc.
     BorgWarner NW Inc.
          BorgWarner Transmission Systems Korea, Inc.
          NSK-Warner KK
     Lapeer Warner, LLC
     BorgWarner Europe Inc.
          BorgWarner Holding Inc.
           BW Holding Ltd.
           BorgWarner Air/Fluid Systems Europe S.A.S.
            BorgWarner Europe GmbH
             BWA Turbo Systems Holding Ltd.
               BorgWarner Turbo Systems Ltd.
                    Schwitzer Pension Trust Limited
                    Kysor Industries S.A.
                    Kysor Europe Limited
                         Dynair Limited
             Morse TEC Europe S.r.l.
             BorgWarner Germany GmbH
               BorgWarner Transmission Systems Arnstadt GmbH
               BorgWarner Transmission Systems GmbH
                 BorgWarner Vertriebs und Verwaltungs GmbH
                     BorgWarner Turbo Systems Worldwide Headquarters
GmbH
                       3K Warner Turbosystems GmbH
                       BorgWarner Turbo Systems Kft
                       Hitachi Warner K.K.
                       Turbo Energy Ltd.
                     BorgWarner Cooling Systems GmbH
          AG Kuhnle, Kopp & Kausch
Creon Insurance Agency, Ltd.
      Creon Trustees, Ltd.
Kuhlman Corporation
      BWA Turbo Systems Holding Corporation
           BorgWarner Turbo Systems Inc.
             BorgWarner Cooling Systems Korea, Inc.
             Borg-Warner Automotive Brazil, Ltda.
             Kysor DO BRASIL LTDA.
      Kuhlman Plastics of Canada, Ltd.
      Kuhlman Industrial Products, Inc.
      Bronson Specialties, Inc.
      Borse Plastic Products Corp.
      Associated Engineering Company
      Spring Products Corporation

*as of February 1, 2002